                    Stock purchase, CONSENT AND WAIVER agreement dated as of May
               17, 1999 (this "Agreement"), among GREENFIELD ONLINE, INC., a Connecticut corporation ("Online"), RUDY NADILO, an individual ("Nadilo"), HUGH DAVIS, an individual ("Davis") (and together with Nadilo, the "Purchasers"), and ANDREW GREENFIELD, an individual (the "Seller").

     Concurrently with the execution of this Agreement, the Seller, Greenfield Holdings, LLC ("Holdings"), and Online will consummate the transactions contemplated by the Stock Purchase and Redemption Agreement dated as of May 12, 1999 (as amended, the "Purchase Agreement").

     Upon consummation of the transactions contemplated by the Purchase Agreement, the Seller will be the owner of 2,740 shares of Class A Common Stock of Online, $0.01 par value per share (the "Class A Common Shares"). Upon the terms and subject to the conditions of this Agreement, each of the Purchasers will purchase that number of Class A Common Shares listed on Schedule I hereto from the Seller, in each case for a cash purchase price listed on Schedule I hereto for an aggregate purchase price of five hundred thousand eighty-eight dollars ($500,088) (the "Purchase Price").

     Nadilo and Davis hereby agree to be bound by the Shareholders' Agreement of even date herewith among Online, the Seller and Holdings (as amended, the "Shareholders' Agreement") as Retained Shareholders (as such term is defined therein).

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto hereby agree as follows:

     1. Consent and Waiver of Rights. Holdings, Greenfield and Online hereby consent to the Transfer (as defined below) and waive the restrictions under
Section 1 of the Shareholders' Agreement with respect to the transaction contemplated hereby.

     2. Sale and Purchase of Shares. Upon the terms and subject to the conditions of this Agreement, the Seller shall sell, transfer and convey (the "Transfer") to each of the Purchasers, and each of the Purchasers shall purchase and acquire from the Seller for the Purchase Price, that number of Class A Common Shares listed on Schedule I hereto.

     3. Delivery.

        (a) The Seller shall deliver to Online for cancellation, against delivery to the Seller by the Purchasers of the Purchase Price, a stock certificate representing the aggregate number of Class A Common Shares to be purchased by the Purchasers (the "Stock Certificate"), with all necessary documentary or transfer tax stamps affixed (the "Document"), free and clear of all security interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations (collectively, "Liens"), whether written or oral and whether or not relating in any way to credit or the borrowing of money.

        (b) Upon receipt of this executed Agreement, Online shall cause to be issued certificates to each Purchaser representing the number of Class A Common Shares to be purchased by such Purchaser, free and clear of all Liens.

     4. Payment. Concurrently with the receipt by Online of this executed Agreement, each of the Purchasers shall deliver to the Seller the portion of the Purchase Price to be paid by such Purchaser, by a certified or bank check payable to the Seller or a wire transfer of immediately available funds to an account designated by the Seller.

     5. Representations and Warranties of the Seller. The Seller represents and warrants to each of the Purchasers as follows:

        (a) the Seller has full power and authority to execute and deliver this Ageement and consummate the transactions contemplated hereby;

        (b) this Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles;

        (c) the execution and delivery by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby (i) will not violate any law, statute, rule or regulation, (ii) will not require or make necessary any consent, approval or other action, or notice to, any person, except for those that have been obtained or made, and (iii) will not conflict with, or result in a violation of, any agreement or other document or instrument to which the Seller is a party or by which he, or any of his assets or properties, is bound; and

        (d) the Seller has good and marketable title to all of the Class A Common Shares, free and clear of all Liens.

     6. Representations and Warranties of Purchasers. Each of the Purchasers, severally and not jointly, represents and warrants to the Seller as follows:

        (a) Such Purchaser has the full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby (solely or as to itself);

        (b) the execution and delivery by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby
(i) will not violate any law, statute, rule or regulation, (ii) will not require or make necessary any consent, approval or other action, or notice to, any person, except for those that have been obtained or made, and (iii) will not conflict with, or result in a violation of, any agreement or other document or instrument to which such Purchaser is a party or by which he, or any of his assets or properties, is bound; and


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

        (c) this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles;

        (d) this Agreement is made with each of the Purchasers in reliance upon such Purchaser's representation to the Seller, which by executing this Agreement each Purchaser hereby severally confirms, that:

               (i) he understands that his interest in Online will not be registered or qualified under any state securities or blue sky laws and cannot be resold without such registration or qualification or an exemption therefrom;

               (ii) he understands that his Class A Common Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Transfer is being made in reliance on an exemption from registration thereunder for transactions not involving a public offering, and that such Class A Common Shares may not be sold, transferred or otherwise disposed of except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom;

               (iii) he is acquiring his Class A Common Shares for his own account for investment purposes only and not with a view to resale, assignment or other distribution, in whole or in part, and no other person has or will have a direct or indirect beneficial interest in such Class A Common Shares;

               (iv) he understands that the Class A Common Shares are a speculative investment and involve a high degree of risk, the transferability of the Class A Common Shares is substantially restricted, there will be no public market for such Class A Common Shares and it may not be possible for such Purchaser to liquidate his investment in Online;

               (v) he is able to bear the substantial economic risks of an investment in such Class A Common Shares and can afford a complete loss of such investment;

               (vi) he has such knowledge and experience in financial, investment and business matters so as to enable him, to use the information made available to him in connection with the purchase of such Class A Common Shares, to evaluate the merits and risks of such purchase, and to make an informed investment decision with respect thereto;

               (vii) he has carefully considered and has, to the extent he believes such discussions necessary, discussed with his professional legal, tax, accounting and financial advisors the suitability of his purchase of such Class A Common Shares;

               (viii) he has had an opportunity to ask questions of, and receive answers from, Online, or a person or persons acting on its behalf, concerning the terms and conditions of his purchase of such Class A Common Shares, and all such questions have been answered to his full satisfaction;

               (ix) he has had the opportunity to review any documents relating to Online requested by him and to conduct due diligence, and such due diligence review has been fully satisfactory to him;

               (x) he is not purchasing such Class A Common Shares as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

               (xi) he has shared primary responsibility for the management of Online's affairs since on or before October 1, 1997 with the other Purchaser and, on the basis of his shared management of Online, he has sufficient information and knowledge with respect to the business and prospects of Online to make an informed decision in connection with an investment in the Class A Common Shares; and

               (xii) except as contained in this Agreement, he is not relying upon any representation, warranty or information furnished by the Seller with respect to Online.

     7. Purchase Agreement Indemnity.

        (a) If the Seller shall be required to make any indemnification payments under the Purchase Agreement for any Losses (as defined in the Purchase Agreement) in an amount in excess of $2,200,000 in the aggregate, the Purchasers hereunder shall immediately pay to the Seller their respective Proportionate Percentage (as defined below) of an aggregate amount equal to 33.33% of the amount by which such payments exceed $2,200,000; provided, however, that the sum of the amount payable by Nadilo shall not exceed
$300,000 in the aggregate and the sum of the amount payable by Davis shall not exceed $100,000. "Proportionate Percentage" means, in the case of Nadilo, 75%, and in the case of Davis, 25%.

        (b) Each of the Purchasers and the Seller acknowledge that other than as set forth in this Section 7, neither Purchaser has any indemnification, contribution or similar obligation to


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

the Seller in respect of any transaction contemplated under the Purchase Agreement (or the Related Documents (as such term is defined therein)). The Seller and the Purchasers agree that each of the Company and Holdings is a third party beneficiary of the foregoing acknowledgement.

     8. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     9. Entire Agreement; Interpretation. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof or thereof in any way. Any terms defined in this Agreement shall apply to the singular and plural forms of the terms defined. Whenever the context requires, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     10. Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

                                    * * *

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase, Consent and Waiver Agreement to be executed and delivered on the date first above written.

                                        SELLER:


                                        /s/
                                        ---------------------------------
                                        Andrew Greenfield


                                        PURCHASERS:


                                        /s/
                                        ---------------------------------
                                        Rudy Nadilo


                                        /s/
                                        ---------------------------------
                                        Hugh Davis


                                        GREENFIELD ONLINE, INC.


                                        By:  /s/
                                            -----------------------------
                                            Name:  Rudy Nadilo
                                            Title: President


                                        Solely for purposes of
                                        Section 1 and Section 7(b):

                                        GREENFIELD HOLDINGS, LLC


                                        By: /s/
                                            -----------------------------
                                            Name:  Jeffrey Horing
                                            Title: President



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

                                   Schedule I


                   Number of Class A
                     Common Shares          Per Share
  Purchaser         to be purchased       Purchase Price   Total Purchase Price
  ---------         ---------------       --------------   --------------------

Rudy Nadilo           2,329 shares           $182.51            $425,075

Hugh Davis              411 shares           $182.51            $ 75,013
                      ------------                              --------
Total                 2,740 shares                              $500,088
                      ============                              ========



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